Exhibit 99.1



INVESTORS:                                                MEDIA:
Kevin Twomey                                              Karen Rugen
717-731-6540                                              717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

                    RITE AID ANNOUNCES THIRD QUARTER RESULTS

       REPORTS THIRD QUARTER NET LOSS OF $5.2 MILLION OR $.02 PER DILUTED
      SHARE COMPARED TO NET INCOME OF $.3 MILLION OR $.02 LOSS PER DILUTED
                              SHARE IN PRIOR YEAR

             REPORTS THIRD QUARTER ADJUSTED EBITDA OF $141.3 MILLION COMPARED TO ADJUSTED EBITDA OF $163.0 MILLION IN PRIOR YEAR

                          Confirms Fiscal 2006 Guidance

CAMP HILL, PA, December 15, 2005--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its third quarter ended November 26, 2005.

Revenues for the 13-week third quarter were $4.15 billion versus revenues of $4.11 billion in the prior year third quarter. Revenues increased 0.9 percent.

Same store sales increased 1.7 percent during the third quarter as compared to the year-ago like period, consisting of a 0.7 percent pharmacy same store sales increase and a 3.4 percent increase in front-end same store sales. Prescription sales accounted for 63.8 percent of total sales, and third party prescription sales represented 94.1 percent of pharmacy sales.

The third quarter had a net loss of $5.2 million or $.02 per diluted share compared to last year's third quarter net income of $.3 million or $.02 loss per diluted share. The change was due primarily to a $21.7 million decrease in adjusted EBITDA (which is reconciled to net loss or income on the attached table), a $1.8 million increase in the LIFO charge, a $2.8 million increase in depreciation and amortization expense and a $13.8 million decrease in gain from litigation settlements. These negative factors were partially offset primarily by a $3.7 million decrease in interest expense, a $1.1 million income tax benefit compared to a $5.4 million income tax expense in the prior year quarter and no loss on debt modification compared to a $20.2 million loss in the prior year quarter.

                                    - MORE -

Rite Aid Press Release - page two


Adjusted EBITDA amounted to $141.3 million or 3.4 percent of revenues. This compares to $163.0 million or 4.0 percent of revenues for the like period last year. The decrease was primarily due to an increase in salary, wages and benefit expense and occupancy costs.

"We are pleased with the positive sales trends in the third quarter, with pharmacy sales moving back into positive territory and solid gains on the front end," said Mary Sammons, Rite Aid president and CEO. "We expect that with our continued focus on initiatives to gain new customers and improve customer satisfaction, along with the seasonality of our business and an extra week this fiscal year, we will deliver a strong fourth quarter. We're also looking forward to a significant number of new and relocated store openings in the fourth quarter, keeping us on track to meet our goal of 80 new and relocated stores by the end of the fiscal year."

In the third quarter, the company opened 8 stores, relocated 8 stores, acquired 2 stores, closed 22 stores, which includes 13 stores closed due to hurricane Katrina, and remodeled 53 stores. Stores in operation at the end of the quarter totaled 3,333.

Company Confirms Guidance for Fiscal 2006
-----------------------------------------

Rite Aid confirmed its fiscal 2006 guidance. The company said it expects sales to be between $17.1 billion and $17.4 billion, with same store sales improving
0.5 percent to 2.0 percent over fiscal 2005. Net income for fiscal 2006 is expected to be between $31 million and $62 million or a loss per share of $.01 to net income of $.04 per diluted share. Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $675 million and $725 million. Capital expenditures are expected to be between $350 million and $400 million.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on December 17. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 3332166.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $16.8 billion and approximately 3,300 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

                                    - MORE -

Rite Aid Press Release - page three


This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on December 15, 2005 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein to most comparable GAAP financial measures.

                                       ###

                      RITE AID CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                   (unaudited)

                                                                                   November 26, 2005   February 26, 2005
                                                                                  -------------------- ------------------
                                     ASSETS
Current assets:
      Cash and cash equivalents                                                         $     105,130      $     162,821
      Accounts receivable, net                                                                308,702            483,455
      Inventories, net                                                                      2,485,723          2,310,153
      Prepaid expenses and other current assets                                                62,904             50,325
                                                                                  -------------------- ------------------
          Total current assets                                                              2,962,459          3,006,754
Property, plant and equipment, net                                                          1,678,357          1,733,694
Goodwill                                                                                      684,535            684,535
Other intangibles, net                                                                        186,360            179,480
Other assets                                                                                  324,540            328,120
                                                                                  -------------------- ------------------
          Total assets                                                                  $   5,836,251      $   5,932,583
                                                                                  ==================== ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of long-term debt and lease financing obligations              $     188,684      $     223,815
      Accounts payable                                                                        870,886            757,571
      Accrued salaries, wages and other current liabilities                                   714,740            690,351
                                                                                  -------------------- ------------------
          Total current liabilities:                                                        1,774,310          1,671,737
Convertible notes                                                                             248,625            247,500
Long-term debt, less current maturities                                                     2,478,758          2,680,998
Lease financing obligations, less current maturities                                          165,122            159,023
Other noncurrent liabilities                                                                  817,118            850,391
                                                                                  -------------------- ------------------
          Total liabilities                                                                 5,483,933          5,609,649

Commitments and contingencies                                                                       -                  -
Stockholders' equity:
      Preferred stock - Series E                                                              120,000            120,000
      Preferred stock - Series F                                                                    -            113,081
      Preferred stock - Series G                                                              119,122            113,081
      Preferred stock - Series H                                                              118,247            113,081
      Preferred stock - Series I                                                              116,074                  -
      Common stock                                                                            525,407            520,438
      Additional paid-in capital                                                            3,110,869          3,121,404
      Accumulated deficit                                                                  (3,735,396)        (3,756,146)
      Accumulated other comprehensive loss                                                    (22,005)           (22,005)
                                                                                  -------------------- ------------------
          Total stockholders' equity                                                          352,318            322,934
                                                                                  -------------------- ------------------
          Total liabilities and stockholders' equity                                    $   5,836,251      $   5,932,583
                                                                                  ==================== ==================

                    RITE AID CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)
                                 (unaudited)

                                                                                  Thirteen Weeks       Thirteen Weeks
                                                                                ended November 26,    ended November 27,
                                                                                       2005                  2004
                                                                               --------------------  --------------------
Revenues                                                                             $   4,145,683         $   4,107,336
Costs and expenses:
       Costs of goods sold, including occupancy costs                                    3,127,776             3,098,555
       Selling, general and administrative expenses                                        956,017               909,016
       Store closing and impairment charges                                                  2,652                 2,397
       Interest expense                                                                     66,909                70,653
       Loss on debt modifications and retirements, net                                           -                20,216
       (Gain) loss on sale of assets and investments, net                                   (1,372)                  849
                                                                               --------------------  --------------------

                                                                                         4,151,982             4,101,686
                                                                               --------------------  --------------------

(Loss) income before income taxes                                                           (6,299)                5,650

Income tax (benefit) expense                                                                (1,079)                5,362

                                                                               --------------------  --------------------
       Net (loss) income                                                             $      (5,220)        $         288
                                                                               ====================  ====================

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
       Net (loss) income                                                             $      (5,220)        $         288
       Accretion of redeemable preferred stock                                                 (26)                  (26)
       Cumulative preferred stock dividends                                                 (7,254)               (8,694)
                                                                               --------------------  --------------------
       Loss attributable to common stockholders - basic and diluted                  $     (12,500)        $      (8,432)
                                                                               ====================  ====================

Denominator:
       Basic and diluted weighted average shares                                           525,349               519,876

       Basic and diluted loss per share                                              $       (0.02)        $       (0.02)


                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                                                  Thirty-nine Weeks     Thirty-nine Weeks
                                                                                  ended November 26,    ended November 27,
                                                                                         2005                  2004
                                                                                 --------------------  -------------------
Revenues                                                                               $  12,499,642        $  12,475,599
Costs and expenses:
      Costs of goods sold, including occupancy costs                                       9,386,317            9,388,222
      Selling, general and administrative expenses                                         2,839,158            2,748,014
      Store closing and impairment charges                                                    26,305               11,263
      Interest expense                                                                       205,273              224,973
      Loss on debt modifications and retirements, net                                          9,186               19,425
      Gain on sale of assets and investments, net                                             (3,865)              (1,323)
                                                                                 --------------------  -------------------
                                                                                          12,462,374           12,390,574
                                                                                 --------------------  -------------------

Income before income taxes                                                                    37,268               85,025

Income tax expense                                                                            10,635               11,139

                                                                                 --------------------  -------------------
      Net income                                                                       $      26,633        $      73,886
                                                                                 ====================  ===================

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
      Net income                                                                       $      26,633        $      73,886
      Premium to redeem preferred stock                                                       (5,883)                   -
      Accretion of redeemable preferred stock                                                    (77)                 (77)
      Cumulative preferred stock dividends                                                   (25,020)             (25,573)
                                                                                 --------------------  -------------------
      (Loss) income attributable to common stockholders - basic and diluted            $      (4,347)       $      48,236
                                                                                 ====================  ===================

Denominator:
      Basic weighted average shares                                                          523,296              518,095
      Outstanding options                                                                          -               13,963
                                                                                 --------------------  -------------------
      Diluted weighted average shares                                                        523,296              532,058
                                                                                 ====================  ===================

      Basic and diluted (loss) income per share                                        $       (0.01)       $        0.09


                      RITE AID CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTAL INFORMATION
             RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
                                 (In thousands)

                                                                                        Thirteen Weeks        Thirteen Weeks
                                                                                      ended November 26,     ended November 27,
                                                                                             2005                   2004
                                                                                      -------------------   --------------------
Reconciliation of net (loss) income to adjusted EBITDA:
           Net (loss) income                                                              $      (5,220)       $        288
           Adjustments:
               Interest expense                                                                  66,909              70,653
               Recurring income tax (benefit) expense                                            (1,079)              5,362
               Depreciation and amortization                                                     63,114              60,334
               LIFO charges (a)                                                                   7,612               5,763
               Store closing and impairment charges                                               2,652               2,397
               Stock-based compensation expense                                                   6,054               5,421
               (Gain) loss on sale of assets and investments, net                                (1,372)                849
               Loss on debt modifications and retirements, net (b)                                    -              20,216
               Litigation settlements, net (c)                                                     (701)            (14,508)
               Legal and accounting expenses (d)                                                     65               3,243
               Closed store liquidation expense (e)                                               2,609               2,454
               Other                                                                                656                 547
                                                                                      ------------------  ------------------
                         Adjusted EBITDA                                                  $     141,299        $    163,019
                                                                                      ==================  ==================
                         Percent of revenues                                                      3.41%               3.97%


           Notes:

               (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents loss related to debt modifications and retirements, net.

               (c)       Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.

                      RITE AID CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTAL INFORMATION
                 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                 (In thousands)

                                                                                   Thirty-nine Weeks     Thirty-nine Weeks
                                                                                   ended November 26,     ended November 27,
                                                                                         2005                  2004
                                                                                  --------------------  ---------------------
Reconciliation of net income to adjusted EBITDA:
           Net income                                                                 $       26,633        $        73,886
           Adjustments:
               Interest expense                                                              205,273                224,973
               Recurring income tax expense                                                   18,483                 11,139
               Income tax benefit from favorable tax settlement                               (7,848)                     -
               Depreciation and amortization                                                 184,740                185,581
               LIFO charges (a)                                                               22,837                 17,276
               Store closing and impairment charges                                           26,305                 11,263
               Stock-based compensation expense                                               15,219                 14,525
               Gain on sale of assets and investments, net                                    (3,865)                (1,323)
               Loss on debt modifications and retirements, net (b)                             9,186                 19,425
               Litigation settlements, net (c)                                               (13,145)               (14,183)
               Legal and accounting expenses (d)                                               2,301                  8,050
               Closed store liquidation expense (e)                                            6,213                  5,849
               Other                                                                           1,858                  1,601
                                                                                  --------------------  ---------------------
                         Adjusted EBITDA                                              $      494,190        $       558,062
                                                                                  ====================  =====================
                         Percent of revenues                                                   3.95%                  4.47%


           Notes:

               (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents loss related to debt modifications and retirements, net.

               (c)       Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management and for transaction consultation.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (unaudited)

                                                                        Thirteen Weeks         Thirteen Weeks
                                                                      ended November 26,     ended November 27,
                                                                             2005                   2004
                                                                     --------------------   --------------------
 Operating activities:
 Net (loss) income                                                         $     (5,220)           $        288
 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                              63,114                  60,334
      Stock-based compensation expense                                            6,054                   5,421
      Store closing and impairment charges                                        2,652                   2,397
      Loss on debt modifications and retirements, net                                 -                  20,216
      (Gain) loss on sale of assets and investments, net                         (1,372)                    849
      Benefit for deferred income taxes                                          (1,253)                   (514)
      Change in income tax receivables and payables                                 375                    (186)
      Change in operating assets and liabilities                                (96,478)               (132,395)
      Net proceeds from accounts receivable securitization                       55,000                 335,000
                                                                     --------------------   --------------------
              Net cash provided by operating activities                          22,872                 291,410
 Investing activities:
      Expenditures for property, plant and equipment                            (97,439)                (44,627)
      Intangible assets acquired                                                (11,269)                 (8,482)
      Proceeds from sale-leaseback transactions                                  24,603                  53,800
      Proceeds from dispositions                                                  8,034                   2,062
                                                                     --------------------   --------------------
              Net cash (used in) provided by investing activities               (76,071)                  2,753
 Financing activities:
      Principal payments on long-term debt                                       (2,429)                 (4,519)
      Principal payments on bank credit facility                               (446,625)             (1,147,125)
      Proceeds from bank credit facility                                              -                 438,015
      Net proceeds from revolver                                                496,000                  99,000
      Change in zero balance cash accounts                                       24,921                  13,358
      Proceeds from the issuance of preferred stock                               5,335                       -
      Payments for preferred stock dividends                                     (3,458)                      -
      Proceeds from the issuance of common stock                                  1,380                      32
      Deferred financing costs paid                                              (6,889)                 (4,041)
                                                                     --------------------   --------------------
              Net cash provided by (used in) financing activities                68,235                (605,280)
                                                                     --------------------   --------------------
 Increase (decrease) in cash and cash equivalents                                15,036                (311,117)
 Cash and cash equivalents, beginning of period                                  90,094                 406,885
                                                                     --------------------   --------------------
 Cash and cash equivalents, end of period                                  $    105,130            $     95,768
                                                                     ====================   ====================


                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (unaudited)

                                                                       Thirty-nine Weeks      Thirty-nine Weeks
                                                                       ended November 26,     ended November 27,
                                                                              2005                   2004
                                                                     --------------------   ---------------------
 Operating activities:
 Net income                                                                  $    26,633             $    73,886
 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                              184,740                 185,581
      Stock-based compensation expense                                            15,219                  14,525
      Store closing and impairment charges                                        26,305                  11,263
      Loss on debt modifications and retirements, net                              9,186                  19,425
      Gain on sale of assets and investments, net                                 (3,865)                 (1,323)
      Provision (benefit) for deferred income taxes                               13,582                  (2,712)
      Change in income tax receivables and payables                                1,018                  40,354
      Change in operating assets and liabilities                                (131,060)               (152,101)
      Net proceeds from accounts receivable securitization                       195,000                 335,000
                                                                     --------------------   ---------------------
              Net cash provided by operating activities                          336,758                 523,898
 Investing activities:
      Expenditures for property, plant and equipment                            (191,184)               (120,455)
      Intangible assets acquired                                                 (34,599)                (21,202)
      Proceeds from sale-leaseback transactions                                   72,505                  53,800
      Proceeds from dispositions                                                  21,096                   6,178
                                                                     --------------------   ---------------------
              Net cash used in investing activities                             (132,182)                (81,679)
 Financing activities:
      Principal payments on long-term debt                                      (336,437)                (78,676)
      Principal payments on bank credit facility                                (448,875)             (1,150,000)
      Proceeds from bank credit facility                                               -                 438,015
      Net proceeds from revolver                                                 530,000                  99,000
      Change in zero balance cash accounts                                         5,251                  11,500
      Proceeds from financing secured by owned property                            5,352                       -
      Proceeds from the issuance of preferred stock                              116,885                       -
      Payments for the redemption of preferred stock                            (123,533)                      -
      Payments for preferred stock dividends                                      (9,244)                      -
      Proceeds from the issuance of common stock                                   5,490                   2,996
      Deferred financing costs paid                                               (7,156)                 (4,041)
                                                                     --------------------   ---------------------
              Net cash used in financing activities                             (262,267)               (681,206)
                                                                     --------------------   ---------------------
 Decrease in cash and cash equivalents                                           (57,691)               (238,987)
 Cash and cash equivalents, beginning of period                                  162,821                 334,755
                                                                     --------------------   ---------------------
 Cash and cash equivalents, end of period                                    $   105,130             $    95,768
                                                                     ====================   =====================


                      RITE AID CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTAL INFORMATION
        RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                 (In thousands)

                                                                                                Guidance Range
                                                                                      ----------------------------------
                                                                                            Low               High
                                                                                      ----------------  ----------------
                                                                                         Year Ending       Year Ending
                                                                                        March 4, 2006     March 4, 2006
                                                                                      ----------------  ----------------
Reconciliation of net income to adjusted EBITDA:

       Net income                                                                       $    31,000         $    62,000
       Adjustments:
            Interest expense                                                                275,000             275,000
            Income tax expense, net                                                          23,000              32,000
            Loss on debt modifications and retirements, net                                   9,000               9,000
            Depreciation and amortization                                                   252,000             252,000
            LIFO charge                                                                      25,000              30,000
            Store closing, liquidation, and impairment charges                               50,000              55,000
            Stock-based compensation expense                                                 20,000              20,000
            Legal and accounting expenses and litigation settlements, net                   (10,000)            (10,000)
                                                                                      ----------------  ----------------
                        Adjusted EBITDA                                                 $   675,000         $   725,000
                                                                                      ================  ================

            Diluted (loss) income per share                                             $     (0.01)        $      0.04
